Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of February 1, 2019, by and among:

(A) H&E EQUIPMENT SERVICES, INC., a Delaware corporation (“Parent”);

(B) GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern”);

(C) H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC., a Virginia corporation (“Mid-Atlantic”);

(D) H&E EQUIPMENT SERVICES (CALIFORNIA), LLC, a Delaware limited liability company (“H&E California”; Parent, Great Northern, Mid-Atlantic, and H&E California, each, a “Borrower” and, collectively, the “Borrowers”);

(E) the banks, financial institutions, or other entities party hereto as a “Lender” (each, a “Lender”);

(F) WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF”), as successor to General Electric Company, successor-by-merger to General Electric Capital Corporation, as Agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) and as Retiring Agent (as defined below); and

(G) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), as Successor Agent (as defined below).

R E C I T A L S:

WHEREAS, reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of December 22, 2017, by and among the Parent and the other Borrowers, the Lenders party thereto, the Agent, and the other agents party thereto (as the same may have been amended, restated, supplemented, or otherwise modified from time to time before the date hereof, the “Existing Credit Agreement”);

WHEREAS, the parties hereto desire to (a) effect the resignation of the Retiring Agent as Administrative Agent under the Credit Agreement and the other Loan Documents, and appoint the Successor Agent as Administrative Agent under the Credit Agreement and the other Loan Documents, (b) effect the resignation of the Retiring Issuing Bank (as defined below) as Issuing Bank under the Credit Agreement and the other Loan Documents, and appoint the Successor Issuing Bank (as defined below) as Issuing Bank under the Credit Agreement and the other Loan Documents, and (c) effect the resignation of the Retiring Swing Lender (as defined below) as Swing Lender under the Credit Agreement and the other Loan Documents, and appoint the Successor Swing Lender (as defined below) as Swing Lender under the Credit Agreement and the other Loan Documents; and

WHEREAS, Parent and the other Borrowers have requested that the Agent and the Lenders agree to certain amendments to the Existing Credit Agreement as set forth in this Agreement, and the Agent and the Lenders party hereto have agreed to such amendments, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the Borrowers, the Lenders party hereto, and the Agent agree as follows:

Section 1.

DEFINITIONS

Unless otherwise specifically defined herein (including the preamble and recitals hereto), each term used herein which is defined in the Existing Credit Agreement shall have the meaning assigned to such term in the Existing Credit Agreement. As used herein, “Credit Agreement” means the Existing Credit Agreement, as amended hereby.

Section 2.

AMENDMENTS

The Existing Credit Agreement is amended as follows:

(a) Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended to include the following new definitions in appropriate alphabetical order:

“First Amendment Effective Date” means February 1, 2019.

“Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(b) Amendment to Section 1.1. The definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Availability of Borrowers for the most recently completed calendar quarter; provided, that for the period from (and including) the First Amendment Effective Date through and including the last day of the first full calendar quarter following the calendar quarter in which the First Amendment Effective Date occurs, the Applicable Margin shall be set at the margin in the row styled “Level I”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Availability	Applicable Margin for Base Rate Loans (the “Base Rate Margin”)	Applicable Margin for LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	Greater than 66 -2/3% of the Maximum Revolver Amount	0.25%	1.25%

II	Less than or equal to 66 - 2/3% of the Maximum Revolver Amount and greater than 33—1/3% of the Maximum Revolver Amount	0.50%	1.50%

III	Less than or equal to 33 - 1/3% of the Maximum Revolver Amount	0.75%	1.75%

The Applicable Margin shall be re-determined as of the first day of each calendar quarter.

(c) Amendment to Section 1.1. The definition of “Capital Lease” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“Capital Lease” means a lease that is required to be classified and accounted for as a capital lease or a finance lease in accordance with GAAP.

(d) Amendment to Section 1.1. The definition of “Capital Lease Obligations” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be classified and accounted for as capital leases or finance leases in accordance with GAAP.

(e) Amendment to Section 1.1. The definition of “Fee Letter” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“Fee Letter” means, collectively, (a) that certain letter dated as of the Fifth Restatement Effective Date from Agent to Borrower regarding certain fees payable in connection with this Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time, and (b) that certain letter dated as of the First Amendment Effective Date from Agent to Borrower regarding certain fees payable in connection with the amendment of this Agreement on the First Amendment Effective Date, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

(f) Amendment to Section 1.1. The definition of “GAAP” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that, any of the foregoing and any other term or provision of this Agreement or the other Loan Documents to the contrary notwithstanding, any obligations related to a lease (whether now or hereafter existing) that would be accounted for by such Person as an operating lease in accordance with GAAP as of the First Amendment Effective Date (whether or not such lease exists as of the First Amendment Effective Date or is thereafter entered into) shall be accounted for as an operating lease (and not as a Capital Lease) for all purposes under this Agreement and the other Loan Documents regardless of any change in GAAP that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a Capital Lease.

(g) Amendment to Section 1.1. The definition of “Maturity Date” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

“Maturity Date” means February 1, 2024.

(h) Amendment to Section 1.1. Clause (s) of the definition of “Permitted Dispositions” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

(s) [reserved],

(i) Amendment to Section 1.1. Clause (s) of the definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is amended so that it reads, in its entirety, as follows:

(s) [reserved],

(j) Amendment to Section 1. The following new Section 1.8 is inserted into the Existing Credit Agreement:

1.8 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

(k) Amendment to Section 17. The following new Section 17.16 is inserted into the Existing Credit Agreement:

17.16 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(l) Amendment to Schedule C-1. Schedule C-1 to the Existing Credit Agreement is replaced by Schedule C-1 to this Agreement.

Section 3.

ADDITIONAL AMENDMENTS RELATING TO LKE PROVISIONS

Any other term or provision of the Existing Credit Agreement or the other Loan Documents to the contrary notwithstanding:

(a) On and after the date hereof, Parent shall not, nor shall it permit any Subsidiary to, enter into any LKE Transaction.

(b) No later than March 1, 2019 (or such longer period of time which may be agreed to in writing by Agent) (such date, the “LKE Date”), Parent shall, with respect to each LKE Joint Account, (i) cause all funds on deposit in such LKE Joint Account to be transferred to a Controlled Account; (ii) unless such LKE Joint Account is closed on or before the LKE Date, cause all instructions of the type contemplated in Section 7(k)(v) of the Guaranty and Security Agreement respecting such LKE Joint Account to be rescinded or revoked (and Agent agrees to timely cooperate in the same); and (iii) cause such LKE Joint Account either to be closed or to become subject to a Control Agreement as provided in Section 7(k)(ii) of the Guaranty and Security Agreement unless such Deposit Account is or would otherwise constitute an Excluded Account (provided, however, that if such LKE Joint Account is to become subject to a Control Agreement, such Deposit Account shall also before the LKE Date become owned only by one or more Loan Parties and the LKE Qualified Intermediary shall have no interest therein).

(c) At all times after the LKE Date, (i) no funds which, before the LKE Date, would have constituted LKE Proceeds shall constitute Excluded Property under clause (d) of the definition thereof in the Guaranty and Security Agreement and (ii) no LKE Joint Account shall constitute Excluded Property under clause (d) of the definition thereof in the Guaranty and Security Agreement.

(d) At all times after the LKE Date, each Loan Party shall cause all funds which are for its or a Restricted Subsidiary’s account and which, before the date hereof, would have constituted LKE Proceeds to be directed to a Controlled Account in accordance with Section 7(k)(i).

(e) After the date hereof, no Loan Party shall open or establish any LKE Joint Account. (f) Parent represents and warrants that the LKE Master Exchange Agreement has expired or terminated and is of no further force and effect (other than any inchoate claims for indemnification (none of which have been asserted) and the winding-up of any LKE Transactions entered into before the date hereof).

(g) Any failure by any Loan Party to perform any covenant in this Section 3 shall constitute an Event of Default under Section 8.2(a)(i) of the Credit Agreement.

Section 4.

CONDITIONS TO EFFECTIVENESS

None of the amendments set forth in Sections 2 or 3 of this Agreement nor the provisions of Section 6 of this Agreement shall become effective until the satisfaction of each of the following conditions precedent (the date on which such conditions precedent are satisfied (or waived by the Required Lenders) is referred to as the “First Amendment Effective Date”):

(a) Agent shall have received one or more counterparts of (i) this Agreement, executed and delivered by Borrowers, all Lenders, Retiring Agent and Successor Agent and (ii) the Consent and Reaffirmation attached hereto, executed and delivered by all Guarantors (the “Reaffirmation”);

(b) Agent shall have received a certificate from an Authorized Officer of each Loan Party (i) certifying as to the resolutions of such Loan Party’s board of directors (or comparable governing body) authorizing its execution, delivery, and performance of this Agreement or the Reaffirmation, as applicable, and authorizing specific officers of such Loan Party to execute the same and (ii) certifying as to the incumbency and signatures of the officers of such Loan Party executing this Agreement or the Reaffirmation, as applicable;

(c) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the First Amendment Effective Date, which Governing Documents shall be (i) certified by an Authorized Officer of such Loan Party, and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the First Amendment Effective Date) by the appropriate governmental official (or, solely with respect to H&E California Holding, Inc. (“CA Holdings”), a certification from an officer of CA Holdings to the effect that CA Holdings’ charter has not been amended or otherwise modified since the Fifth Restatement Effective Date);

(d) Agent shall have received a certificate of status with respect to each Loan Party, dated as of a recent date, such certificate to be issued by the appropriate authority of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(e) Agent shall have received an opinion of Dechert LLP, special counsel to the Borrower and each other Loan Party organized or formed in the State of Delaware or in the State of California, in each case, in form and substance satisfactory to Agent;

(f) Borrowers shall have paid the fees set forth in that certain letter from Agent to Parent dated as of the date hereof and regarding “First Amendment Fee Letter” (the “First Amendment Fee Letter”) and all Lender Group Expenses incurred in connection with the transactions contemplated in this Agreement (subject, in the case of Lender Group Expenses, to receipt by Parent of an invoice therefor) (or Agent shall be satisfied with the arrangements made with Parent with respect to the payment of such fees); and

(g) there shall be no continuing Default or Event of Default (after giving effect to this Agreement), and the representations and warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects.

Section 5.

LIMITATION ON SCOPE

Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or waivers of or consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Loan Party requiring the consent of the Agent or the Lenders except to the extent specifically provided for herein. The Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Loan Party for any existing or future Defaults or Events of Default, except as expressly set forth herein.

Section 6.

CERTAIN MATTERS RELATING TO RETIREMENT AND APPOINTMENT OF AGENCY;

ASSIGNMENT OF CERTAIN RIGHTS AND DUTIES

(a) Certain Definitions. As used in this Agreement:

(i) “Effective Time” means the moment immediately following the effectiveness of the amendments set forth in Sections 2 and 3 of this Agreement.

(ii) “Retiring Agent” means WFCF, in its capacity as Agent under the Credit Agreement and the other Loan Documents.

(iii) “Retiring Issuing Bank” means WFCF, in its capacity as an Issuing Bank under the Credit Agreement and the other Loan Documents.

(iv) “Retiring Swing Lender” means WFCF, in its capacity as Swing Lender under the Credit Agreement and the other Loan Documents.

(v) “Successor Agent” means WFBNA, in its capacity as successor Agent under the Credit Agreement and the other Loan Documents.

(vi) “Successor Issuing Bank” means WFBNA, in its capacity as successor Swing Lender under the Credit Agreement and the other Loan Documents.

(vii) “Successor Swing Lender” means WFBNA, in its capacity as successor Swing Lender under the Credit Agreement and the other Loan Documents.

(b) Time of Effectiveness; Certain Definitions. Each party hereto agrees that, subject to the satisfaction of the conditions precedent to the effectiveness of this Agreement, the following provisions of this Section 6 shall be deemed to be effective as of the Effective Time.

(c) Resignation of Retiring Agent, Retiring Issuing Bank, and Retiring Swing Lender. As of the Effective Time, (i) Retiring Agent resigns from its capacity as Agent under the Credit Agreement and the other Loan Documents; (ii) Retiring Issuing Bank resigns from its capacity as an Issuing Bank under the Credit Agreement and the other Loan Documents; (iii) Retiring Swing Lender hereby resigns from its capacity as Swing Lender under the Credit Agreement and the other Loan Documents; and (iv) each of Retiring Agent, Retiring Issuing Bank, and Retiring Swing Lender shall be discharged from its respective duties and obligations under the Credit Agreement and all other Loan Documents, except to the extent expressly set forth in this Section 6.

(d) Appointment of Successor Agent, Successor Issuing Bank, and Successor Swing Lender. As of the Effective Time, (i) Successor Agent is appointed as the successor to Retiring Agent in its capacity as Agent under the Credit Agreement and the other Loan Documents; (ii) Successor Issuing Bank is appointed as successor to Retiring Issuing Bank in its capacity as an Issuing Bank under the Credit Agreement and the other Loan Documents; (iii) the Successor Swing Lender is appointed as the successor to Retiring Swing Lender in its capacity as Swing Lender under the Credit Agreement and the other Loan Documents; and (iv) each of Successor Agent, Successor Issuing Bank, and Successor Swing Lender accepts the foregoing appointments, as applicable, and agrees to act, as applicable, as the Agent under the Credit Agreement and the other Loan Documents, an Issuing Bank under the Credit Agreement and the other Loan Documents, and the Swing Lender under the Credit Agreement and the other Loan Documents.

(e) Assignment of Rights and Duties. As of the Effective Time, (i) Retiring Agent assigns, and the Successor Agent assumes and is vested with all the rights, powers, privileges, and duties of Retiring Agent under the Credit Agreement and the other Loan Documents and shall thereafter be Agent under the Credit Agreement and the other Loan Documents; (ii) Retiring Issuing Bank assigns, and the Successor Issuing Bank assumes and is vested with all the rights, powers, privileges, and duties of Retiring Issuing Bank under the Credit Agreement and the other Loan Documents and shall thereafter be an Issuing Bank under the Credit Agreement; and (iii) Retiring Swing Lender assigns, and Successor Swing Lender assumes and is vested with all the rights, powers, privileges, and duties of the Swing Lender under the Credit Agreement and the other Loan Documents and shall thereafter be the Swing Lender under the Credit Agreement, in each case, including, without limitation, in Retiring Agent’s capacity as Agent, secured party, grantee, mortgagee, beneficiary, assignee, and each other similar capacity, if any, in which Retiring Agent was granted under any Loan Document Liens on any real or personal property of any Borrower, any Loan Party, or any other Person, as collateral security for any or all of the Obligations. Any other term or provision of this Agreement to the contrary notwithstanding, (A) none of Successor Agent, Successor Issuing Bank, nor Successor Swing Lender assumes any duties, obligations, or liabilities of Retiring Agent, Retiring Issuing Bank, or Retiring Swing Lender for any period on or before the Effective Time (except as expressly set forth below with respect to Underlying Letters of Credit); (B) none of Successor Agent, Successor Issuing Bank, nor Successor Swing Lender shall have any liabilities, duties, or obligations in respect of any acts or omissions by Retiring Agent, Retiring Issuing Bank, or Retiring Swing Lender for any period on or before the Effective Time (except as expressly set forth below with respect to Underlying Letters of Credit); (C) none of Retiring Agent, Retiring Issuing Bank, nor Retiring Swing Lender assumes any duties, obligations, or liabilities of Successor Agent, Successor Issuing Bank, or Successor Swing Lender for any period after the Effective Time; and (D) none of Retiring Agent, Retiring Issuing Bank, nor Retiring Swing Lender shall have any liabilities, duties, or obligations in respect of any acts or omissions by Successor Agent, Successor Issuing Bank, or Successor Swing Lender for any period after the Effective Time.

(f) Certain Consents and Waivers; Acknowledgement of Appointment. Each of the parties hereto (i) consents to the provisions of this Section 6; (ii) waives any consents or amendments to the Credit Agreement needed to effectuate the foregoing provisions of this Section 6 (including, without limitation, the provisions of Sections 14 and 15.9 of the Credit Agreement); and (iii) waives any prior notice requirement or waiting period prior to the effectiveness of each of the provisions of this Section 6 otherwise provided for in the Credit Agreement or any other Loan Document (including, without limitation, the provisions of Section 15.9 of the Credit Agreement). In furtherance of the foregoing, each party hereto acknowledges and agrees that it appoints and consents to the appointment of Successor Agent as Agent, Successor Issuing Bank as an Issuing Bank, and Successor Swing Lender as Swing Lender, in each case, under the Credit Agreement and the other Loan Documents.

(g) Certain Authorizations. Each party hereto authorizes Successor Agent to (i) prepare and file or record or cause to be filed or recorded any and all UCC assignments, personal property security financing statements, assignments of intellectual property security agreements, assignments of mortgages, deeds of trust, security deeds, and the like, assignments of pledges, pledge agreements, share charges, and the like, assignments of control agreements, and assignments of any other Loan Documents, as applicable, together with any and all amendments to any of the of the foregoing as many be reasonably necessary or as may be reasonably requested by Successor Agent in connection with the matters contemplated in this Section 6 and (ii) take any and all further actions which Successor Agent determines is reasonably necessary to establish Successor Agent as Agent under the Credit Agreement and the other Loan Documents with the same rights, powers, privileges, and duties enjoyed by Retiring Agent under the Credit Agreement and the other Loan Documents immediately before giving effect to this Section 6. Each party hereto agrees to provide reasonable cooperation to Successor Agent, Successor Issuing Bank, and Successor Swing Lender in connection with the matters contemplated in this clause (g).

(h) Survival. Each party hereto acknowledges and agrees that, at all times after the Effective Time, Retiring Agent, Retiring Issuing Bank, and Retiring Swing Lender and each Person who was an Agent-Related Person or a Letter of Credit Related Person before the Effective Time (each, a “Retiring Indemnitee”) shall continue to enjoy the same quality and character of indemnification and right to reimbursement of costs, fees, and expenses under the Credit Agreement and the other Loan Documents from the Loan Parties and the Lenders that each of such Retiring Indemnitees enjoyed under the Credit Agreement immediately before the Effective Time, but only to the extent arising from or relating to facts and circumstances existing or arising before the Effective Time and such Retiring Indemnitee’s acts or omissions taken before the Effective Time. Additionally, each of the Retiring Indemnitees shall retain the benefit of all terms and provisions of the Credit Agreement and the other Loan Documents that are expressly stated therein to survive the resignation of the Retiring Agent, Retiring Issuing Bank, or Retiring Swing Lender, as applicable, with respect to any actions taken or omitted to be taken before the Effective Time while Retiring Agent, Retiring Issuing Bank, or Retiring Swing Lender was, or because Retiring Agent, Retiring Issuing Bank, or Retiring Swing Lender had been, acting as Agent, an Issuing Bank, or Swing Lender, as applicable, under the Credit Agreement and the other Loan Documents.

(i) Loan Documents. Each party hereto agrees and acknowledges and confirms that, from and after the Effective Time, (i) Successor Agent shall be, and shall be deemed to be, Agent under the Credit Agreement and the other Loan Documents (including each Fee Letter); (ii) all defined terms referring to WFCF or Wells Fargo Capital Finance or appointing WFCF as Agent in the Credit Agreement or the other Loan Documents (including each Fee Letter) shall be deemed amended to refer, instead, to Successor Agent as Agent (or otherwise as the agent for the Lenders, the Issuing Lenders, and any and all other secured parties, as applicable); (iii) Retiring Issuing Bank shall cease to be an Issuing Bank and shall not be required to issue any further Letters of Credit; (iv) Successor Issuing Bank shall have the full and unfettered right and power to vote as an Issuing Bank with respect to matters which relate to any of the Underlying Letters of Credit arranged by Retiring Issuing Bank before the Effective Time; (v) all Underlying Letters of Credit shall, at all times after the Effective Time, be deemed to be Letters of Credit issued by Successor Issuing Bank; and (vi) WFBNA shall be, and shall have all of the rights which WFCF had, in respect of its position as an arranger, bookrunner, or other agent or titled position under or in connection with the Credit Agreement (excluding the position of Agent).

(j) Possessory Collateral. On and after the Effective Time, all Collateral, if any, in the possession of the Retiring Agent for the benefit of the Secured Parties (the “Possessory Collateral”) shall be deemed to be held by the Retiring Agent as agent and bailee for the Successor Agent for the benefit and on behalf of the Successor Agent and the Secured Parties until such time as such Possessory Collateral has been delivered by the Retiring Agent to the Successor Agent. The Retiring Agent agrees to deliver all Possessory Collateral, if any, to the Successor Agent on or promptly following the Effective Time, and the Successor Agent agrees to take possession thereof upon such tender by the Retiring Agent.

Section 7.

MISCELLANEOUS

(a) Each Borrower hereby represents and warrants as follows:

(i) this Agreement has been duly authorized and executed by such Borrower and is the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as (A) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii) such Borrower repeats and restates the representations and warranties of such Borrower contained in the Credit Agreement as of the First Amendment Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Agreement.

(b) This Agreement is being delivered in the State of New York.

(c) Each Borrower ratifies and confirms that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Agreement and that nothing contained in this Agreement shall constitute a defense to the enforcement of any Loan Document.

(d) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(e) This Agreement is a “Loan Document.”

(f) Each of the following provisions of the Existing Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis: Section 12 (CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION), Section 17.2 (Section Headings), Section 17.3 (Interpretation), Section 17.4 (Severability of Provisions), Section 17.12 (Integration), and Section 17.7 (Counterparts; Electronic Transmission). The preamble and recitals to this Agreement are incorporated herein by this reference.

(g) The execution and delivery of this Agreement by any Lender which is also an Issuing Bank or a Swing Lender shall also constitute the agreement of such Lender in such capacity or capacities to the terms of this Agreement.

(h) Each Lender party hereto acknowledges and agrees that its Revolver Commitment, as of the First Amendment Effective Date and after giving effect to this Agreement, shall be as set forth on Schedule C-1 to the Credit Agreement, and Agent and each Lender shall cooperate in good faith to make all payments and fundings which Agent and the Lenders must make to reallocate the Revolver Commitments and the Obligations in respect thereof among the Lenders in accordance with their respective Revolver Commitments as set forth on such Schedule C-1. On the First Amendment Effective Date, all outstanding loans under the Existing Credit Agreement made by any Person that is a “Lender” under the Existing Credit Agreement but who is not a Lender under the Credit Agreement after giving effect to this Agreement (each, an “Exiting Lender”) shall be repaid in full and the commitments and other obligations and rights of such Exiting Lender shall be terminated (except that such Exiting Lender shall continue to be entitled to the benefits specified in the Credit Agreement and the other Loan Documents of a Lender which assigned 100% of its interests under the Existing Credit Agreement, with respect to facts and circumstances occurring prior to the First Amendment Effective Date).

(i) No later than 15 days after the Effective Date (or such longer period as may be agreed by the Agent in its reasonable discretion), CA Holdings shall deliver to Agent a copy of CA Holdings’ charter, which shall be (i) certified by an Authorized Officer of CA Holdings and (ii) be certified on or about such date by the appropriate governmental official.

[Continued on following page.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Agreement as of the date first written above.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

H&E EQUIPMENT SERVICES (CALIFORNIA), LLC

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent, a Lender, Retiring Agent, Retiring Issuing Bank, and Retiring Swing Lender

By:	/s/ Anthony Leadbetter
Name: Anthony Leadbetter
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Successor Agent, Successor Issuing Bank, and Successor Swing Lender

By:	/s/ Anthony Leadbetter
Name: Anthony Leadbetter
Title: Vice President

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Bank of America, N.A., as a Joint Lead Arranger, and Joint Book Runner, and as a Lender

By:	/s/ Hance VanBeber
Name: Hance VanBeber
Title: Senior Vice President

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Laura Woodward
Name: Laura Woodward
Title: Vice President

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Capital One, National Association as a Lender

By:	/s/ Kevin Walder
Name: Kevin Walder
Title: Duly Authorized Signatory

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

PNC Bank, National Association,
as a Lender

By:	/s/ Nelson Rauscher
Name: Nelson Rauscher
Title: Vice President

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT AND REAFFIRMATION

Each of the undersigned (the “Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Fifth Amended and Restated Credit Agreement (the “Agreement”); (ii) consents to the Borrowers’ execution and delivery of the Agreement and approves and consents to the transactions contemplated by such Agreement; (iii) consents to and agrees to be bound by the Agreement (including, without limitation, Section 6 thereof); (iv) affirms that nothing contained in the Agreement shall modify or diminish in any respect whatsoever its obligations under the Guaranty and Security Agreement and the other Loan Documents to which it is a party and reaffirms that such Guaranty and Security Agreement and the other Loan Documents are and shall continue to remain in full force and effect; and (v) repeats and restates the representations and warranties of such Guarantor contained in the Credit Agreement as of the First Amendment Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended by the Agreement. The acknowledgements contained herein by the Guarantors are made and delivered to induce Agent and the Lenders to enter into the Agreement, and the Guarantors acknowledge that Agent and the Lenders would not enter into the Agreement in the absence of such acknowledgements. Although the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, the Guarantors understand that Agent and Lenders have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

[Continued on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on and as of the date of the Agreement.

GNE INVESTMENTS, INC.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

H&E FINANCE CORP.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Secretary and Chief Financial Officer

[H&E—FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]